Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2006 relating to the consolidated financial statements of L-1 Identity Solutions, Inc. (formerly Viisage Technology, Inc.) ("L-1") for the year ended December 31, 2005, appearing in L-1's Annual Report on Form 10-K for the year ended December 31, 2007.

/s/  BDO Seidman, LLP

BDO Seidman, LLP

Boston, Massachusetts

February 10, 2009